Exhibit 10.34

NUMBER TEN (10). LEASE AGREEMENT AND BOND. At the City of Guatemala, this first day of June 2016, before me, Manuel Humberto JUÁREZ OLIVA, notary, personally appeared:
of the first part, MERTECH, SOCIEDAD ANÓNIMA, represented herein by Mr. Alejandro CORONADO CASTRO, [Personal Information Redacted]. Mr. CACERES LÓPEZ acts as CEO and legal representative of the Company, as shown with the notarized certificate authorized herein on October 4, 2011 by Juan Carlos PARADA GARCÍA, Notary. Such appointment is duly registered in the General Corporate Business Register of Guatemala under number 364417, folio 772, volume 291 of Business Assistants; hereinafter referred to as "the Lessor";
and of the second part, AW GUA, LIMITADA, represented herein by its legal representative, Mr. Julio Domingo GONZÁLEZ ARRIVILLAGA, [Personal Information Redacted]. He acts as CEO AND LEGAL REPRESENTATIVE of such entity, as shown with the notarial certificate of his appointment, authorized herein March 28, 2016 by Andres Diego Gabriel Pokus Alvarez, Notary, registered in the General Corporate Business Register of Guatemala under number 474246, folio 720, and volume 401 of Business Assistants; hereinafter simply referred to as "the Lessee";
and of the third party, Mr. Matías Rodrigo DE TEZANOS POSSE, [Personal Information Redacted], hereinafter referred to as "the Guarantor". All parties hereto as a whole may be hereinafter referred to as "the Parties".
I do hereby CERTIFY:
A) The representation exercised hereunder is adequate in my opinion and under the law for the execution of this lease; and,
B) The parties hereto declare to be of the personal identity data established in the premises, that this is their free act and deed, and hereby enter into the following LEASE AGREEMENT AND BOND:
ONE. Mr. Alejandro CORONADO CASTRO, as CEO and legal representative of MERTECH, SOCIEDAD ANÓNIMA, declares that the Company he represents, is the owner of unit number 1101-T2, 11th floor, Tower 2, Design Center Building, Diagonal 6, 12-42 zona 10, Guatemala City. Moreover, Mr. Alejandro CORONADO CASTRO hereby declares that the company he represents is also owner of the following parking spaces: Parking space S2-137; parking space S2-138; parking space S2-139; parking space S2-140; parking space S2-141; all located in the second structural floor, or basement S2 of such Building. These properties are subject to the Horizontal Property Regime of the Building, which AW GUATEMALA, LIMITADA, through its legal representative, claims to know.

TWO. Mr. Alejandro CORONADO CASTRO states that the company he represents, MERTECH, SOCIEDAD ANÓNIMA hereby leases to AW GUA, LIMITADA, all real property identified in Section 1 above. The lease includes everything that by issue of fact and law is applicable to the real property hereto. These properties are registered in the Real Estate Record Office, Central Zone, under the following numbers:
a) Property 6874, folio 374, and volume 174E of Horizontal Property of Guatemala;
b) Property 6052, folio 52, and volume 173E of Horizontal Property of Guatemala;
c) Property 6053, folio 53, and volume 173E of Horizontal Property of Guatemala;
d) Property 6054, folio 54, and volume 173E of Horizontal Property of Guatemala;
e) Property 6055, folio 55, and volume 173E of Horizontal Property of Guatemala;
f) Property 6056, folio 56, and volume 173E of Horizontal Property of Guatemala.
After being forewarned by the undersigned notary, Mr. Alejandro CORONADO CASTRO hereby expressly declares that the premises leased hereunder are free and clear of any liens or limitations that may affect the rights of the Lessee, beyond the condominium regime such properties are subject to, and which the Lessee has previously known.
THREE. The lease is subject by the will of the parties, to the provisions provided for in Section 1 hereof, and the following:
A) TERM: The term of the lease shall be three years, nine months, and thirty days, compulsory for both parties, and shall commence June 1, 2016, and shall expire March 31, 2020. Such term may be renewed, provided, however, the parties may decide to renew it ninety days prior to the expiration date, which shall be confirmed by an exchange of letters. If the exchange of letters does not occur, it shall be understood that the term has expired, and no act of the Lessor or the Lessee shall be regarded as a manifestation of the willingness to renew the lease. If the Lessee wishes to accelerate the original term or its renewals, it must give notice to the Lessor at least ninety days in advance. If the notice is not given, the Lessee must pay the equivalent of one month's rent, as damages. At the end of the term and its renewals, the Lessee must return the property to the Lessor in the same conditions as received, and clean. The parties hereto mutually agree that the Lessor shall be granted the power to dispose of the real property referred to above, and, therefore, may partially or totally assign the rights arising from this lease, without prior approval by the Lessee, and shall inform the new assignee or buyer, the conditions and scope of this lease, to fully comply with the same.
B. RENT: The monthly rent agreed shall be ONE THOUSAND NINE HUNDRED EIGHTY-ONE US DOLLARS AND FIFTY-EIGHT CENTS (US$ 1,981.58), Value Added Tax (VAT) included. Maintenance fee is not included therein, and shall be paid by the Lessee to the Design Center Building Administration, which as of this date is THREE HUNDRED AND EIGHTY US DOLLARS AND EIGHTY-TWO CENTS (US$ 380.82). The parties further agree that payment of rent shall be as follows:
I)
During the first twelve months, payment of rent shall be the amount already established, payable in US Dollars.
II)
Effective February 2, 2017, the rent shall be increased five percent (5%) annually, and thereafter, every year.

III)
The amount established as rent is exclusively for this concept, and, therefore, the Lessee shall not make any discount to such amount, not to have paid any other expenses. The Lessee shall pay all utilities purchased for use in the leased premises; therefore, the Lessor shall not in any way be held responsible for such payments. On the other hand, the Lessor shall be fully responsible for the payment of any extraordinary fees that may be charged by the Administration of the Design Center Building, so that at no time can the full use of the leased property by the Lessee be at risk.
IV)
The rent must be paid promptly within the first five (5) days of each calendar month, or next business day, without collection or request, at the place indicated by the Lessor, unless a different payment procedure is mutually agreed, such as a deposit made to the bank account the Lessor.
V)
The delay in the payment of the rent will generate the payment of interest arrears of two percent per month on the amount owed, which must be made together with the payment of the outstanding rent.
C) USE: The unit shall be used as office by the Lessee, and Lessee shall not change its use, nor misrepresent it in such a way as to violate the use of said property according to the regime of condominium to which it is subject.
D) UTILITIES:  The Lessee shall be the sole responsible for the utilities purchased for its use in the management of the leased property and shall hold the Lessee harmless of any claim or action that may arise in connection with the collection thereof.
E) CONDITION OF THE PROPERTY: The property is delivered to the Lessee in good working conditions according to its use. The Lessee shall return such property to the Lessor in the same conditions, including inventory of furniture and equipment which is already known by the parties.
F) PROHIBITIONS: The Lessee shall not, besides from changing the use of the premises, as established above, maintain in the leased premises any prohibited, explosive, corrosive or salty materials, or any other that may cause damage to the premises; and, generally, violate the rules of coexistence applicable to such premises under the condominium regime.
G. REPAIRS, CHANGES OR IMPROVEMENTS: The Lessee shall bear the cost of repairs to real property arising from deterioration not caused by wear and tear, provided that such deterioration is produced under its responsibility, which shall be verified.
H. ENTRY TO THE PROPERTY BY THE LESSOR: It is agreed that the Lessee shall allow the entry to the leased premises to the Lessor, when necessary, only if justified.
I. GUARANTOR: Mr. Matías Rodrigo DE TEZANOS POSSE hereby becomes guarantor of the Lessee for each and every one of the obligations included herein, and those established under the law, jointly and severally, during the term of this lease and its renewals, until the actual return of the property.
J. AUTHORIZATION TO SUB-LEASE AND ASSIGN: The Parties agree that the Lessee is expressly authorized to sub-lease partially or totally the leased premises, as well as to assign in any way the rights derived herefrom, provided that the intention of such acts is informed to the Lessor, and Lessor, except legitimate objection for clearly justified reasons, must give its consent and appear stating its approval in any public instruments that are necessary to execute the sublease or assignment of rights and its registration in the Real Estate Record Office, Central Zone.

FOUR. The Lessee has paid Lessor FOUR THOUSAND FIVE HUNDRED US DOLLARS (US$ 4,500.00) as security deposit, to be used to pay any outstanding sums for repair of any damage caused to the leased premises, wear and tear excluded. If this amount is not enough to pay the repairs established herein, the balance shall be paid by the Lessee. On the other hand, if there were no outstanding expenses and no damage has been caused, the Lessor will return this amount to the Lessee. The settlement of this security deposit and repayment of the amount shall be made no later than thirty days after the property has been vacated and delivered to the Lessor.
FIVE. DEFAULT: Failure to pay one or more rents as well as breach of the obligations agreed upon and derived from this lease shall entitle the Lessor to terminate this lease and request the immediate vacancy of the real property.
SIX. The Parties hereto declare that they waive their jurisdiction and submit to the courts of competent jurisdiction of the State of Guatemala, and give the following address for services of notices:
I)
For Lessee and Guarantor:
The address of the leased premises
II)
For Lessor:
16 calle 9-23 zona 14
Guatemala City, Guatemala
And any communication, subpoena or summons served at such addresses shall be regarded as correct, unless they give written notice to the Lessor of any change.
SEVEN. EXPRESS CONCLUSIVE DECISIONS: Lessor shall terminate this lease and require its immediate vacancy upon the breach of any of the obligations by the Lessee, particularly the non-payment of a single rent, as agreed.
EIGHT. DOCUMENT ON WHICH DIRECT ENFORCEMENT CAN BE OBTAINED: The Parties agree that all outstanding debts that are not paid out of court shall be charged by summary proceedings for collection, accepting as good and accurate any accounts submitted, and the respective obligations as due and payable.
NINE. In the above terms, the parties hereto accept the content hereof. I, a Notary, do hereby CERTIFY: a) All the above; b) having seen the personal ID's of the parties hereto; c) that I have seen the appointments exercised by the agents of the parties hereto, which are adequate under the law and in my opinion for the execution hereof; d) that I have seen the instrument establishing the ownership of the leased real property, consisting of a certified copy of public instrument number 81, authorized at the City of Guatemala, the 30th day of October 2015 by Franz CASTELLANOS VÁSQUEZ, Notary; e) I have forewarned the parties hereto of the object, validity and legal effects of this lease agreement; and, f) by appointment and after due reading of the whole to the parties hereto, and duly informed of its content, object, validity and other legal effects and obligation of registration, have hereunto accepted, ratified and set their hands.

By: /s/Alejandro Coronado Castro
Alejandro Coronado Castro

By: /s/Julio Domingo Gonzalez Arrivillaga
Julio Domingo Gonzalez Arrivillaga

By: /s/Matías Rodrigo de Tezanos Posse
Matías Rodrigo de Tezanos Posse

(NOTARY SEAL)
By: /s/Manuel Humberto Juarez Oliva
Manuel Humberto Juarez Oliva
Attorney at Law and Notary

THIS IS A CERTIFIED COPY of public instrument number TEN (10), authorized at the City of Guatemala by the undersigned Notary on June 1, 2016, which is four pages long of a photocopy paper, which are a true copy of the original, which I do hereby certify as were developed today before me; and this last page to which one-Q.0.50-quetzal revenue stamp has been affixed, bearing number 1264739. This document is not subject to any other tax, as the Value-Added Tax shall be paid by monthly invoices of the lease agreement, which to be delivered to AW GUA, LIMITADA, I have hereunto numbered, issued, and set my hand and seal at the City of Guatemala, this 10th day of June 2016. WITNESS MY HAND.

(NOTARY SEAL)
By: /s/Manuel Humberto Juarez Oliva
Manuel Humberto Juarez Oliva
Attorney at Law and Notary

REAL ESTATE RECORD OFFICE
Guatemala, Central America

EXPLANATION

Verifying Code: 6F22B54822J22860

The registrations made, word by word, read as follows:

Registration number 16S100315674
Filed June 22, 2016 at 14:08:32 hours. Document number and electronic copy: 16R108142377. The registration of the properties intended to be leased is hereby suspended, as currently they have a mortgage with a bank; for this reason, the consent of such bank is necessary to register this lease. Article 1128 and 836 of the Civil Code. Fees Q25.00. Done in Guatemala, June 24, 2016.
Clerk I03 Carlos PÉREZ.

(REAL ESTATE RECORD OFFICE SEAL)
By: /s/Orlando Alya
Assistant Inspector - Real Estate Record Office

End of registry entries

Total fees: Q.25.00. Explanation recorded in one (1) page. Guatemala City, June 27, 2016.

This registration does not validate any void acts or agreements according to the laws. Article 1146, decree law 106 Civil Code.

(REAL ESTATE RECORD OFFICE SEAL)
By: /s/Orlando Alya
Assistant Inspector - Real Estate Record Office